Exhibit 10.16

LOAN INTEREST WAIVER AGREEMENT

This Loan Interest Waiver Agreement (“Agreement”) is made and entered into as of October 29, 2024, by and between:

Buckwheat Investments Limited, a company incorporated under the laws of the British Virgin Islands with company number: 1997672 with its registered office at Vistra Corporate Services Centre, Wickhams Cay Il, Road Town, Tortola, VGI 110, British Virgin Islands (“Borrower”);

Sibo Holding Limited, a company incorporated under the laws of the Cayman Islands with company number: 345846 with its registered office at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY 1-9008, Cayman Islands (“Guarantor” or “Sibo”);

and

Burberlon Vantage Capital Limited, a company incorporated under the laws of Hong Kong with company number: 1966657 and with its registered office at Flat/Room 1907, 1 9/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Lender”).

RECITALS

WHEREAS, the Lender, the Borrower, and the Guarantor entered into a Loan Agreement dated June 26, 2023 (“Loan Agreement”), pursuant to which the Lender extended a loan to the Borrower under certain terms and conditions, including the payment of interest as specified in Clause 4.1 of the Loan Agreement;

WHEREAS, changes in ownership of the Borrower have occurred prior to the date of this Agreement;

WHEREAS, the Borrower has requested, and the Lender has agreed, to waive the interest obligations pursuant to Clause 4.1 of the Loan Agreement for all changes in ownership that have occurred prior to the date of this Agreement;

WHEREAS, the Lender further agrees to waive any interest obligations under the Loan Agreement until the successful listing of Sibo Holdings Limited (“Sibo”) on a recognized stock exchange (“IPO Listing”);

WHEREAS, the Borrower has requested, and the Lender has agreed, to waive the commencement of the 3-year repayment term pursuant to Clause 5.2(b) of the Loan Agreement for all changes in ownership that have occurred prior to the date of this Agreement and up to the date of the IPO Listing;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. WAIVER OF INTEREST AND THE COMMENCEMENT OF THE REPAYMENT TERM FOR PRIOR OWNERSHIP CHANGES

1.1 Waiver Granted: The Lender hereby irrevocably waives the Borrower’s obligation to pay interest as specified in Clause 4.1 of the Loan Agreement for all changes in ownership of the Borrower that have occurred prior to the effective date of this Agreement.

1.2 Waiver Granted: The Lender hereby irrevocably waives the commencement of the repayment term of 3 years under Clause 5.2(b) of the Loan Agreement for all changes in ownership of the Borrower that have occurred prior to the effective date of this Agreement.

1.3 Effective Date of Waiver: This waiver is effective as of the date of this Agreement.

2. WAIVER OF INTEREST AND THE COMMENCEMENT OF THE REPAYMENT TERM UNTIL IPO LISTING

2.1 Extended Waiver: The Lender hereby agrees to irrevocably waive any interest obligations under Clause 4.1 of the Loan Agreement for the Borrower until such time as Sibo completes its IPO Listing on a recognized stock exchange.

2.1 Extended Waiver: The Lender hereby further agrees to irrevocably waive the commencement of the repayment term of 3 years under Clause 5.2(b) of the Loan Agreement for the Borrower until such time as Sibo completes its IPO Listing on a recognized stock exchange. The repayment term of 3 years shall commence on the date of the IPO Listing.

2.2 IPO Listing Defined: For the purposes of this Agreement, the “IPO Listing” shall mean the successful listing of Sibo on NASDAQ, as evidenced by the commencement of trading of Sibo’s shares on the said exchange.

2.3 Notification of IPO Listing: The Borrower shall notify the Lender in writing within 10 Business Days following the IPO Listing. Upon receipt of such notification, the waiver of interest pursuant to this section shall terminate, and interest obligations under Clause 4.1 of the Loan Agreement shall resume in full force and effect.

3. REPRESENTATIONS AND WARRANTIES

3.1 Authority and Capacity: Each party represents and warrants that it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

3.2 Compliance with Loan Agreement: Except as expressly modified by this Agreement, all terms and conditions of the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

3.3 No Conflict: The execution and delivery of this Agreement by each party do not and will not (i) violate any provision of its constitutional documents, (ii) violate any law or regulation applicable to it, or (iii) result in a breach of, or constitute a default under, any other agreement to which it is a party.

4. MISCELLANEOUS

4.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to its conflict of law principles.

4.2 Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements of the parties, whether written or oral.

4.3 Amendments: Any amendment or modification to this Agreement must be in writing and signed by authorized representatives of both parties.

4.4 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5 Severability: If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect. The invalid or unenforceable provision shall be reformed to the minimum extent necessary to make it valid and enforceable, consistent with the original intent of the parties.

4.6 Notices: All notices, requests, consents, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given:

●	When delivered personally;

●	When sent by confirmed fax;

●	Three (3) business days after being sent by registered or certified mail, return receipt requested;

●	One (1) business day after being sent by a reputable overnight courier service.

5. SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Loan Interest Waiver Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

<<Signature page to follow>>

BUCKWHEAT INVESTMENTS LIMITED

By:	/s/ Cheung Chung Wing Water
Title:	Director
Date:	October 29, 2024

SIBO HOLDING LIMITED

By:	/s/ Cheung Chung Wing Water
Title:	Director
Date:	October 29, 2024

BURBELON VANTAGE CAPITAL LIMITED

By:	/s/ Liu Ju
Title:	Director
Date:	October 29, 2024

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